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                                  EXHIBIT 1.1

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                WOLVERINE ENERGY 1998-1999(    )  DEVELOPMENT PROGRAM


                             SOLICITING DEALER AGREEMENT


                             ______________ ______, 1998


[Soliciting Dealer]



Attention: Mr.


Dear Sirs:


     You shall be referred to herein as "Soliciting Dealer" or "you", unless the context otherwise requires.


     Wolverine Energy 1998-1999(   ) Development Program is a series of one or
more limited liability companies (the "Companies") to be formed pursuant to the Michigan Limited Liability Company Act (the "Michigan Act") by Wolverine Energy, L.L.C., a Michigan limited liability company (the "Manager"), and one or more initial Investor Interestholders for the purpose of offering and selling, on a preformation basis, membership interests ("Interests") in the Companies that will be formed to engage in the acquisition, development, drilling, completion, ownership and management of interests in developmental natural gas properties. A total of 15,000 Interests is now being offered to prospective investors on a preformation basis at a price of $1,000 each (subject in certain circumstances to volume discounts). Wolverine Energy1998-1999( ) Development Company, L.L.C. (the "Initial Company") will, after formation, be activated with a minimum subscription of 300 Interests ($300,000) and a maximum subscription of
   Interests ($             ). To the extent that subscriptions to the Initial
Company do not equal the maximum number of Interests, the remaining unsubscribed Interests may be offered in subsequent trusts (the "Subsequent Companies"). Each potential investor must purchase a minimum of 50 Interests ($5,000). An investor may purchase additional Interests in multiples of one Interest ($1,000).


     The Manager has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 33-95156), including a preliminary prospectus, for the registration of the Interests under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement as amended at the time it is declared effective (including the financial statements, exhibits and all other documents which are a part thereof or incorporated by reference therein) by the Commission and at the time any post-effective amendment thereto becomes effective is hereinafter referred to as the "Registration Statement" and the final prospectus included therein and as supplemented or amended by any supplements or amendments thereto included in any such post-effective amendment is hereinafter referred to as the "Prospectus," except that if any prospectus filed by the Manager pursuant to either Rule 424(b) or 424(c) under the 1933 Act differs from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto becomes effective, the term "Prospectus" shall refer to the Rule 424(b) or 424(c) prospectus from and after the time it is mailed or delivered to the Commission for filing.


     Capitalized terms herein, unless otherwise indicated, shall have the meanings attributed to them in the Prospectus.


l.   Activities of Soliciting Dealer.

     (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are hereby appointed a Soliciting Dealer for the offering, on a preformation basis, of Interests in the Companies. You may solicit subscriptions for up to the maximum number of Interests.

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     You, as a Soliciting Dealer also agree to serve as a non-exclusive agent for the Manager and each of the Companies during the Offering Period for the purpose of serving as independent contractors soliciting subscriptions for Interests in the Companies for the account of the Manager and each of the Companies on the terms and conditions set forth in the Prospectus. During the term of this Agreement, neither the Manager nor the Companies will sell or agree to sell any Interests otherwise than through the Soliciting Dealers pursuant to Soliciting Dealer Agreements substantially identical to this Agreement. You represent and warrant that you are a member of the National Association of Securities Dealers, Inc. (the "NASD"). The allocation of Interests among you and the other Soliciting Dealers shall, subject to the terms and conditions herein set forth, be made by the Manager. You hereby (i) agree to observe your representations and warranties as set forth in Section 4 hereof, (ii) acknowledge your awareness of your due diligence obligations pursuant to section 4 of Appendix F to Article III, Section 34 of the NASD Rules of Fair Practice ("Appendix F"), (iii) acknowledge your understanding that you may not rely on any due diligence investigation conducted by any other person, unless the conditions set forth in Section 4 of Appendix F are met, and (iv) agree that the terms, conditions, representations and warranties contained in this Soliciting Dealer Agreement will inure to the benefit of the Manager and the Companies. The "Initial Offering Period" shall mean that period commencing on the date of the Prospectus and may continue until the close of business on December 31, 1999, unless terminated at an earlier time pursuant to the Prospectus with regard to the Initial Company. The "Subsequent Offering Period" for the first subsequent Company shall mean that period commencing upon the date immediately following the Initial Closing Date (as hereinafter defined) and for all other Subsequent Companies that period commencing upon the date immediately following the immediately preceding Subsequent Closing Date (as hereinafter defined), and continuing until the close of business on December 31, 1999, unless terminated at an earlier time pursuant to the Prospectus. Subject to the performance by the Manager and the Companies of all of their respective obligations to be performed hereunder and to the completeness and accuracy of all the representations, warranties and covenants contained herein, you hereby accept such non-exclusive agency and agree on the terms and conditions herein set forth to use your reasonable efforts (in accordance with accepted industry practice for direct participation programs) during the Initial Offering Period and the Subsequent Offering Period to find subscribers for the Interests. The agency created hereby is not terminable by the Manager or the Companies without your permission and shall continue until the termination of the Initial Offering Period or the Subsequent Offering Period, except that if subscriptions for the maximum number of Interests are received prior to the termination of the Initial Offering Period or the Subsequent Offering Period, your agency shall continue through, but shall terminate at the Initial Closing Date or the Subsequent Closing Date(s) (as hereinafter defined) as the case may be.


     (b) You agree that no reference to any specific Property (unless such Property is described in the Prospectus or any amendment or supplement thereto) reviewed as part of your due diligence procedure will appear in any analysis or report on the Companies prepared by you for distribution to the prospective investors or their representatives, nor will you permit prospective investors or their representatives to examine any data relating to any prospect or Property inventory which is not described in the Prospectus or any amendment or supplement thereto.


     (c) You will not make any offer or sale of the Interests unless such offer or sale is made in compliance with the 1933 Act, the rules and regulations promulgated by the Commission under the 1933 Act (the "1933 Act Regulations"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the applicable securities laws of the jurisdictions in which offers or sales are made and the rules and regulations thereunder.


     (d) You will not make use of any Sales Material (as hereinafter defined) to be distributed to the public in connection with the offering which has not been approved by the Manager.


     (e) You are aware of your due diligence obligations pursuant to Appendix F, including your obligation under Section 3 of Appendix F requiring you, in recommending to any person the purchase of the Interests, whether in connection with this offering or a secondary transfer of Interests, to have reasonable grounds to believe, on the basis of information obtained from such person concerning his investment objectives, financial situation and needs and any other information known to you, that the investment is suitable for such person. You will inform your sales personnel that, except as to those investors domiciled in certain states specified in the Prospectus, the execution of a Subscription Agreement or an order ticket will constitute a written record of their affirmative determination that (i) such suitability requirements have been satisfied and (ii) your sales personnel have orally informed the investor of all pertinent facts

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relating to the liquidity and marketability of the Interests. You further agree to maintain in your files and make available to the Manager for a period of at least six (6) years following the Initial Closing Date and each Subsequent Closing Date, copies of such documentation concerning the basis upon which suitability has been determined for each potential Purchaser. You shall not execute any purchase of Interests in a discretionary account without prior written approval of the customer. You are aware of your due diligence obligations pursuant to Appendix F, prior to offering the Interests for sale, to have reasonable grounds to believe that the information contained in the Prospectus is adequately and accurately disclosed and provides a basis for evaluating the offering. You are also aware of your due diligence obligations and will comply with Sections 3 and 4 of Appendix F in connection with any transfer of the Interests.


     (f) As set forth in the Prospectus, except as described below, every person desiring to purchase Interests will be required to subscribe therefor by completing and signing or by authorizing the completing and signing of the Subscription Agreement (herein so called) - the form of which is attached to the Prospectus, and by delivering such Subscription Agreement, together with a check payable as provided in the Prospectus to his registered representatives.


     (g) Any prospective investor wishing to purchase Interests through you must either currently maintain an account with you or open such account. Each prospective investor domiciled in certain states delineated in the Prospectus (in which prospective investors are required to complete and sign Subscription Agreements) shall complete and sign the Subscription Agreement and shall deliver such Subscription Agreement to his or her registered representative at the Soliciting Dealer and shall either (i) authorize his or her registered representative to debit his or her account with the Soliciting Dealer in the amount of $1,000 for each Interest the prospective investor wishes to purchase, or (ii) provide other means of payment in conjunction therewith. You shall forward the full amount of the subscription payment and all subscription documents to the Escrow Agent on the next business day following the day of receipt. The Subscription Agreement will be forwarded to the Manager's office, which will determine whether each such Subscription Agreement appears to be appropriately completed and transfer such payment to Franklin Bank, N.A., (the "Escrow Agent"), at its offices in Southfield, Michigan, for deposit in a separate escrow account (the "Escrow Account") maintained with the Escrow Agent pursuant to the terms of the Escrow Deposit Agreement, as amended.


     (h) A prospective investor domiciled in any other jurisdiction (other than those referred to in (g) above) who meets the suitability standards set forth under "Summary of the Offering -- Suitability Requirements" in the Prospectus and any applicable Supplement thereto, can subscribe by contacting his or her registered representative at the Soliciting Dealer and indicating the amount of his or her desired investment in Interests. The registered representative will then complete and sign either a Subscription Agreement or an order ticket, or both. The information contained in such Subscription Agreement or order ticket will be conveyed to the Manager's office, together with all other information regarding such subscription which is required to be provided in the Subscription Agreement as it appears in the Prospectus; provided, however, that certain of such information may be omitted by mutual consent of all parties hereto. You will determine whether the necessary information appears to have been provided and will forward a copy of the Prospectus to the prospective investor. Thereafter, such prospective investors subscription shall be treated as provided in (g) above.


     (i) You shall have no reason to believe that any person executing or authorizing the execution of a Subscription Agreement does not have the qualifications set forth therein. All subscriptions shall be subject to acceptance by the Manager and the Manager reserve the right to reject the tender of any subscription, in whole or in part, in its sole discretion.


2.   Offering.

     (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Interests shall be sold to and paid for by the purchasers of such Interests (the "Interest Holders"). The offering of the Interests shall be at the offering price and upon the terms and conditions set forth in the Prospectus and the Subscription Agreement. Prior to the Initial Closing Date and the Subsequent Closing Date(s) (as hereinafter defined) with respect to each Company, all proceeds received from subscriptions to purchase the Interests will be deposited and held in the Escrow Account. The Interests (ii) shall comply in all material respects, as to form,

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with the requirements of the 1933 Act and the 1933 Act Regulations; and (iii)
shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplemental written, audio or audio-visual material supplied to you or any other Soliciting Dealer by the Manager or the Companies pursuant to Section 7(m) hereof (the "Sales Material") (when read in conjunction with the Prospectus) contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representation or warranties contained in this subsection shall not apply to statements or omissions from the Registration Statement, the Prospectus or any Sales Material (when read in conjunction with the Prospectus) made in reliance upon and in conformity with written information furnished to the Manager with respect to you by you expressly for use in the Registration Statement, the Prospectus, or any amendment thereof or supplement thereto or in any Sales Material.


     (c) The Manager shall cause to be prepared on behalf of the Companies such applications and other documents as may be necessary and advisable to qualify the Interests for sale in such states as you may request. Such applications and other documents shall be in compliance with the securities laws and the rules and regulations of each such state.


     (d) All Sales Material has not been and will not be distributed by the Manager or the Companies unless such Sales Material (i) is in full compliance with the requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, the requirement that such Sales Material not be delivered to any prospective purchaser unless accompanied or preceded by a Prospectus) and all applicable state securities and "blue sky" laws and the rules and regulations thereunder, and (ii) when read in conjunction with the Prospectus, do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


     (e) Each of the Companies, upon formation, will be duly organized and validly existing as a limited liability company under the Michigan Act. Each of the Companies will, prior to transacting business in any jurisdiction, take such actions as may be necessary to enable it to conduct its business as described in the Registration Statement and will take such other action as is necessary in any jurisdiction subscribed for on or prior to each of the Initial Closing Date and the Subsequent Closing Date(s) will be authorized and registered in the names of the subscribers accepted by the Manager on behalf of the respective Companies. The closing of the offering with regard to the Initial Company shall take place on the date (the "Initial Closing Date") seven (7) business days after the close of the Initial Offering Period, unless you and we agree to an earlier or later date. The closing of the offering with regard to a Subsequent Company shall take place on the date(s) (the "Subsequent Closing Date(s)") seven
(7) business days after the close of the Subsequent Offering Period for such Subsequent Company, unless you and we agree to an earlier or later date. The Initial Closing Date and the Subsequent Closing Date(s) are sometimes referred to hereafter as the "Closing Dates."


     (b) A Company will not be funded unless minimum aggregate subscriptions for 300 Interests ($300,000) are received and accepted by the Manager. If minimum subscriptions of 300 Interests ($300,000) are not received and accepted by the Manager in the Initial Company before the close of business on
           , 199   , unless extended or terminated at an earlier time pursuant to the Prospectus or in the Subsequent Companies before December 31, 1999, unless extended or terminated at an earlier time pursuant to the Prospectus, all subscriptions for Interests in the respective Company will be void, all subscription proceeds (except any attributable to Companies which have been funded) will be refunded in full, together with interest earned thereon (calculated as set forth in the Prospectus), and no sales commissions with respect to such Company will be paid hereunder.


3.   Representations and Warranties of the Manager and the Companies.

     Each of the Manager and each of the Companies jointly and severally represent and warrant to you and all Soliciting Dealers that each of the statements contained in this Section 3 is true and correct and will be true and correct as of the effective date ("Effective Date") of the Registration Statement and as of the Initial Closing Date and the Subsequent Closing Date(s).

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     (a)  The Manager has caused to be prepared on behalf of the Companies the
     Registration Statement on Form SB-2 for registration of the Interests under the 1933 Act and have caused such Registration Statement to be filed with the Commission. The Manager will promptly cause to be filed on behalf of the Companies such further amendments or supplements to the Registration Statement as may from time to time be required.


     (b) The Registration Statement and the Prospectus contain all statements which are required to be stated therein in accordance with the provisions of the 1933 Act and the 1933 Act Regulations.


     (c) Each Company Operating Agreement, as such agreement may be amended from time to time (the "Company Operating Agreement"), governing a Company shall provide for the subscription for and sale of the Interests; all action required to be taken by the Manager and the Companies as a condition to the subscription for and sale of Interests has been or, prior to each of the Closing Dates, will have been taken. Upon the issuance of the Interests in accordance with the terms of the Company Operating Agreement, the subscribers will become owners of membership interests represented by the Interests and evidenced by registration upon the books and records of the Manager and the Company, and each subscriber will be entitled to all of the rights of an owner under the Company Operating Agreement and Michigan Act.


     (d) The execution and delivery of this Agreement, each Subscription Agreement accepted by the Manager, each Company Operating Agreement and the Escrow Deposit Agreement the incurrence of the obligations herein and therein set forth, and the consummation of the transactions described or contemplated herein, therein and in the Prospectus will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail) or any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of Company, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Manager or the Companies are or will become a party or by which they or any of their properties will be bound, or any order, rule or regulation directed to the Manager or a Company by any court or governmental agency or body having jurisdiction over him or it; and no other consent, approval, authorization or action is required for the consummation of the transactions described or contemplated herein, therein and in the Prospectus other than such as have been obtained or are described in the Registration Statement or the Prospectus, or any amendment or supplement thereof.


     (e) None of the Companies will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or the general rules and regulations thereunder.


     (f) On the date hereof and at all times through each Closing Date, the Manager is and will be duly and validly organized, validly existing and in good standing as a corporation under the laws of the State of Michigan, and at each Closing Date it will be duly qualified to do business as a foreign corporation in each other jurisdiction in which such qualification is necessary in order to enable it to act as a Manager of the Companies, or the failure to qualify in any such other jurisdiction will not affect in any material way its ability to act as a Manager of the Companies.


     (g) The Manager has all the requisite power and authority and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own its properties and conduct its business as described in the Registration Statement, and has all such power, authority, authorizations, approvals and orders to enter into this Agreement and to become a Manager of each of the Companies and to carry out the provisions and conditions as set forth in the Prospectus and this Agreement.


     (h) The financial statements of the Manager included as a part of the Registration Statement fairly present the financial position of the Manager at the dates to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and since the respective dates of such financial statements through the date hereof there has not been, and through each Closing Date there will not have been any material adverse change in the financial position of the Manager. The term "financial statements" as used in this Agreement shall include the balance sheets and any of the

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     accompanying notes and schedules thereto.


     (i) Flintoff & Klein, which has audited the financial statements of the Manager as part of the Registration Statement, are independent accountants as defined by the 1933 Act and the 1933 Act Regulations.


     (j) There is no litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Manager or the Companies which might adversely affect the value or the operation of any such properties or the business of the Manager or the Companies, other than as disclosed in the Prospectus.


     (k) There has been no adverse change in the condition, business, properties or prospects of the Manager or the Companies, financial or otherwise, from that on the latest dates as of which such condition, business, properties or prospects are set forth in the Prospectus, except as referred to therein, and the outstanding debt, properties and business of the Manager and the Companies conform to the descriptions thereof contained in the Prospectus.


     (l) No defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement, contract or instrument to which the Manager or the Companies are a party or by which they are bound.


     (m) This Agreement and the Escrow Deposit Agreement have been duly and validly authorized, executed and delivered by the Manager and are legal, valid and binding agreements, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally,
     (ii) limitations upon the power of a court to grant specific performance or any other equitable remedy with respect to the enforcement of this Agreement, and (iii) the fact that the indemnification provisions of this Agreement are or may be held to be violative of public policy (under either state or federal securities law) in the context of the offer, offer for sale or sale of the Interests.


     (n) Neither the Manager nor the Companies, nor any affiliates, associates, employees or agents of the Manager or the Companies, has paid or awarded, directly or indirectly, any compensation to any Person engaged to render investment advice to a potential purchaser of the Interests as an inducement to advise the purchase of Interests except for sales commissions and bonuses, reimbursements and the Deferred Compensation amount (as described in the Prospectus) to be paid to you as Soliciting Dealers pursuant to this Agreement.


     (o) Each of the Manager has, and each of the Companies upon formation will have, timely (giving effect to permitted extensions) and properly prepared and filed all necessary federal, state and foreign income and franchise tax returns and has and will have paid all taxes shown as due thereon; and the Manager have no knowledge of a tax deficiency which has been or might be asserted against any of the Manager or the Companies which would materially and adversely affect the business or operations of the Manager or the Companies.


     (p) There is no material information relating to any oil and gas program of which any of the Manager or any of their Affiliates serve as a general partner or managing trustee (the "Prior Programs") which has not been included in the Prospectus or disclosed to you in writing, including, without limitation, information relating to: (1) liabilities or obligations, direct or contingent; (2) adverse financial or business changes; (3) litigation or government proceedings; (4) losses or damage (whether or not insured) to physical property; and (5) activities, status and performance of Prior Programs.


     (q) All contracts and other documents of the Companies which are required under the 1933 Act Regulations to be filed as exhibits to the Registration Statement have been so filed.


     (r) Neither the Manager nor the Companies have at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign government officer or official, or other person charged with similar public or quasi-public

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     duties, other than payments required or allowed by applicable law.


     (s) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the offer or sale of the Interests, except such as may be required under state or federal securities or "blue sky" laws and as have already been received.


     (t) The Company Operating Agreement of each Company, on or before the Closing Date relating thereto, will be duly and validly authorized, executed, and delivered by the Manager and constitutes, or will constitute, the valid and binding agreement of each of them, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws from time to time in effect and affecting creditors' rights generally, (ii) limitations upon the power of a court to grant specific performance or any other equitable remedy with respect to enforcement thereof, and (iii) the fact that the indemnification provisions contained therein are or may be held to be violative of public policy (under either federal or state securities law).


4. Representations and Warranties of the Dealer-Manager and the Soliciting Dealers.

     The Soliciting Dealer individually and severally represents and warrants to each of the Manager and the Companies that, as of the date hereof, such Soliciting Dealer is and, as of each of the Closing Dates will be, a member in good standing of the NASD and duly registered as a broker-dealer under the 1934 Act and under the laws of each state in which it proposes to offer the Interests, except where such registration is not required by law.


5.   Commissions. Bonuses and Deferred Compensation.

     (a) The Initial Company will pay to you by check on the Initial Closing Date and the Subsequent Company(s) will pay to you by check on the Subsequent Closing Date(s) a sales commission in an amount equal to 8% of the aggregate amount of all subscriptions for Interests accepted by the Manager in each such Company and sold by you (other than Interests purchased by the Manager or their respective employees, their spouses or their children under the age of 21), provided that the Manager, in their sole discretion, accept the minimum amount of subscriptions which are required to fund each of the Companies pursuant to Subsection 2(b) hereof.


     (b) All proceeds received from the sale of the Interests will be deposited and held in the Escrow Account. All payments of, from or on account of proceeds received from subscribers shall be made only pursuant to the Escrow Deposit Agreement. If the minimum of 300 Interests ($300,000) is not subscribed before the end of the Initial Offering Period with respect to the Initial Company or the Subsequent Offering Period with respect to the Subsequent Companies, all proceeds from the sale of Interests in a Company shall be promptly returned, or caused to be returned, by the Manager to the subscribers for the Interests, together with the interest actually earned (except for amounts required to be withheld under federal income tax provisions governing backup withholding) on subscription proceeds deposited in escrow at least 15 business days prior to the closing of the subscription period, such interest accruing from the date such proceeds clear to the date of the return of such funds.


     (c) The maximum amount of compensation which you may receive in the aggregate from all sources over the life of the Companies (including, but not limited to, commissions, bonuses, expense reimbursements, Deferred Compensation and sales incentives, if any, but excluding the broker's or finder's fee payable pursuant to Section 6(d) may not exceed 10% of the gross proceeds of the offering, plus an additional amount up to .5% of the gross proceeds of the offering for bona fide due diligence expense.


6.   Compensation in Addition to Commissions, Bonuses and Deferred Compensation.

     (a) Whether or not any of the Companies are Activated or any commissions are paid pursuant to this Agreement, the Companies and the Manager will, as described in the Prospectus and the Company Operating Agreement, pay the following expenses:

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          (i)  All of the Manager' costs and expenses as well as any incurred by the Companies, including, but not limited to, accountants' fees and attorneys' fees relating to the offering.


          (ii) All expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement and all amendments or supplements thereto, the Prospectuses and all "blue sky" materials, including a "Blue Sky, Memorandum" and any supplements thereto.


          (iii) All filing fees, attorneys' fees and expenses incurred in connection with the qualification of the Interests for offering and sale under the "blue sky" and other securities laws of the jurisdictions designated by you.


          (iv) All fees and expenses incurred in connection - with review of the Registration Statement by the NASD.


          (v) All expenses relating to the preparation, printing, filing, delivery and shipment of the Sales Material prepared by the Manager, the Companies or you as approved by the Manager, except expenses of any "Tombstone" advertisements, which expenses will be borne by you.


          (vi) All charges, expenses and fees of the Escrow Agent in excess of interest earned on the amounts in escrow.


     (b)  Expenses incurred by you in connection with the offering of Interests
     in the Companies shall be reimbursed, up to a maximum of $           in the
     aggregate, on the Initial Closing Date as follows:


          (i)  you shall be paid an amount equal to $           for
          non-accountable expenses;


          (ii) thereafter, you shall be paid up to an additional $
          for accountable expenses, provided that the initial $          also is
          accounted for.


     Subscriptions to the Companies must total at least $                    for
     the $            non-accountable expense reimbursement to be paid in full,
     and such amount shall be reduced proportionately to the extent that
     subscriptions of less than $                are accepted. Subscriptions
     must total at least $                      for the maximum $
     expense reimbursement to be paid, and payments of accountable expenses in
     excess of the initial $              shall be reduced proportionately to
     the extent that subscriptions less than $                     but more than
     $                  are accepted.


     Expense reimbursement shall be reallocated among the Companies pro rata on each Subsequent Closing Date based upon the amount of subscription proceeds attributable to each Company.


     (c) The Manager from their own funds may, to the extent permitted by the NASD, offer to you and the other Soliciting Dealers cash incentives to promote the sale of Interests. Such cash incentives may be utilized by you and the other Soliciting Dealers to purchase travel bonuses, prizes and awards for registered representatives participating in the offering to promote the solicitation of subscriptions. In addition, registered representatives of the Soliciting Dealers may each receive sales incentives of up to $50 per annum from the Manager.


7.   Covenants of the Manager.

     The Manager covenant and agree with you that:


     (a) The Manager shall immediately notify you and your legal counsel and confirm such notice in writing:


          (i) when the Registration Statement (and any post-effective amendment thereof) is declared effective by the Commission or any applicable state authority;


          (ii) of the receipt of any written or oral communications from the Commission or any state securities administrator or their staff with respect to the Registration Statement; and


          (iii) of the suspension of the qualification of the offering in any jurisdiction, or of the institution of any proceedings for such purposes.


     (b) The Manager shall make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.


     (c) The Manager shall deliver to you, without charge as soon as available, two executed copies and such number of conformed copies as originally filed of the Registration Statement and of each amendment thereto, with all exhibits thereto, and such number of Prospectuses or any amendment or supplement thereto as you may reasonably request. The Manager shall, at its own expense, make available to you from time to time during the period when the Prospectus is required to be delivered under the Securities Act of 1933, as amended (the "1933 Act"), a sufficient quantity of Prospectuses and any Sales Material as is necessary to permit the continuance of offers and sales of Interests in accordance with the provisions hereof and the Prospectus.


     (d) The Manager will cause each of the Companies, upon formation, to comply with all requirements imposed upon them by the 1933 Act and the regulations promulgated thereunder (the "1933 Act Regulations") from time to time in force and by all applicable state securities or "blue sky" laws and rules and regulations thereunder to permit the continuance of offers and sales of Interests in accordance with the provisions hereof and of the Prospectus. During such period, the Manager will amend or supplement the Prospectus (in form satisfactory to you) in order to make such Prospectus comply with the requirements of the 1933 Act and the 1933 Act Regulations and all applicable state securities or "blue sky" laws and rules and regulations thereunder.


     (e) If at any time any event occurs as a result of which the Prospectus (or any Sales Material when read in conjunction with the Prospectus) would include any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading, the Manager will notify you thereof (unless the information shall have been received from you) and will forthwith prepare a post-effective amendment to the Registration Statement containing an amended Prospectus (or Sales Material) which will correct such statement or omission. The Manager will deliver to you as many copies of such amended Prospectus (or Sales Material) as you may reasonably request.


     (f) Upon your reasonable request, the Manager will prepare an amended or supplemented Prospectus and take any other action which, in the opinion of your legal counsel, may be necessary or advisable in connection with the offer and sale of the Interests.


     (g) At each of the Closing Dates, the Manager shall promptly evidence the holdings of the Interest Holders by duly registering such holdings on its books and records.


     (h) Each of the Companies shall furnish to the Interest Holders the reports described in the Prospectus. For a period of six (6) years from the date hereof, each of the Companies shall deliver to each of you and your legal counsel one copy of each such report, no later than the time that such reports are first furnished to the Interest Holders, and such other information concerning each of the Companies as you may reasonably request, and shall furnish one copy of each such report, at the time that such reports are furnished to the Interest Holders, to each of your agents as designated by you on or prior to each of the Closing Dates.


     (i) The Manager shall endeavor in good faith, in cooperation with you, prior to the effective date of the Registration Statement (the "Effective Date"), to qualify the Interests for offer and sale under the securities laws of such jurisdictions and in such amounts as you shall request and shall maintain such qualifications in effect for as long as may be required for the distribution of the Interests; and in each jurisdiction where such qualification shall be effected, the Manager and the Companies shall file and make such statements or reports at such times as are or may be required by the laws of each such jurisdiction.


     (j) Each of the Companies shall, prior to transacting business in any jurisdiction, be duly qualified and in good standing in each jurisdiction in which its ownership or leasing of any properties or the character of its operations makes such qualification necessary to assure limited liability for the Interest Holders, and will have taken such other action as is necessary in any jurisdiction where a Company engages in business or owns or leases property to assure limited liability to the Interest Holders in those jurisdictions to the extent permitted under the laws of those jurisdictions.


     (k) The Manager will cause each of the Companies to apply the net proceeds from the offering received by them in the manner set forth under "APPLICATION OF PROCEEDS" in the Prospectus.


     (l) The Manager will not file any amendments to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) or 424(c) of the 1933 Act which differs from the prospectus on file at the time the Registration Statement becomes effective) to which you or your counsel shall reasonably object. The Manager will not prepare or distribute any amendment or supplement to the Prospectus to which you or your legal counsel shall reasonably object in writing after being furnished, at least three (3) business days prior to the date upon which such amendment or supplement shall be filed with the Securities and Exchange Commission (the "Commission"), a copy thereof.


     (m) Any Sales Material prepared by the Manager or the Companies for use in conjunction with the offer or sale of the Interests has not been and shall not be distributed by the Manager or a Company unless such Sales Material
     (i) is in full compliance with the requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, the requirement that such Sales Material not be delivered to any prospective purchaser unless accompanied or preceded by a Prospectus) and all applicable state securities and "blue sky" laws and the rules and regulations thereunder,
     (ii) has been, where required by applicable state securities or "blue sky" laws and rules and regulations thereunder, and any applicable rules and regulations of the NASD, filed with and/or approved by the NASD and each applicable state securities examiner, and (iii) when read in conjunction with the Prospectus, does not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each Company and the Manager shall deliver to the Dealer-Manager, from time to time, all such Sales Material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by a Company and the Manager in connection with the offering of Interests at least three (3) business days prior to the use or delivery to third parties of such Sales Material.


     (n) The Manager shall furnish you with all information necessary in your judgment, or in the judgment of your legal counsel, to keep the Prospectus fair, accurate and complete in all material respects during the Initial and Subsequent Offering Periods.


     (o) Until the termination of this Agreement, the Manager will notify you of any material information relating to the Manager, to the Companies or to any gas program of which any of the Manager or any of their Affiliates (as defined in the Prospectus) serve as a general partner or managing trustee (the "Prior Programs") subsequent to the Effective Date, if such information is not contained in the Prospectus, including, without limitation, information relating to:


          (i)   liabilities or obligations, direct or contingent;


          (ii)  adverse financial or business changes;


          (iii) litigation or government proceedings;

          (iv) losses or damage (whether or not insured) to physical properties; and


          (v)   activities, status and performance of Prior Programs.


     (p) The Manager will make available to Interest Holders of each of the Companies as soon as practicable, but not later than 120 days after the close of the period covered thereby, audited financial statements of each Company including an earnings statement (in the form complying with the provisions of Section 11(a) of the 1933 Act) covering a period of 12 months beginning with the year following the fiscal year in which a Company's Capital Contributions (as defined in the Prospectus) have been fully expended.


     (q) Neither the Manager nor the Companies nor any of their Affiliates shall contact, either directly or indirectly, any Person who executes a Subscription Agreement to purchase Interests at any time regarding an investment by such Person in any other investment vehicle with which the Manager or the Companies or any Person with which they are affiliated, unless such Person is independently introduced by another Person. If the Manager or their Affiliates knowingly engage in an activity prohibited by the preceding sentence and a sale of a security sponsored by The Manager or its Affiliates results to one of your clients, the Manager agree to pay you an amount equal to 8% of the gross proceeds of the sale of such security.


     (r) The Manager will deliver to you, as soon as reasonably practicable after the date of this Agreement, a "Blue Sky Memorandum" (herein so called), prepared by Michael D. Ewing, Esq., relating to the securities or "blue sky" laws of the jurisdictions designated by you pursuant to Section 7(i) above and in which the offering of Interests has been qualified, indicating that the offering of the Interests is in compliance with such securities laws and advising that appropriate action, if any, was taken in each of such jurisdictions so as to permit the offering by you of the Interests to the persons resident in the jurisdictions indicated in such survey. Such Blue Sky Memorandum may be based upon qualification of the Interests as necessary with appropriate persons in such jurisdictions and an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of the securities commissions of such jurisdictions.


     (s) The Manager will maintain and keep all books and records of the Companies and the Interest Holders, including information relating to the sale by the Manager or their Affiliates of goods or services to the Companies, a list of the names and addresses and the number of Interests owned by the Interest Holders, at the principal office of the Companies for a period of six (6) years following the close of the fiscal year in which each Company is funded, and will provide copies of such records to any Soliciting Dealer upon a reasonable request.


     (t) The Manager will notify you promptly of any change in the location of their respective principal offices.


     (u) When the offering is terminated, the Manager shall file a post-effective amendment to the Registration Statement deregistering any of the Interests remaining unsold.


     (v) The Manager shall provide or cause to be provided to you a letter, dated the date the Registration Statement is declared effective by the Commission, addressed to you, from Flintoff & Klein, stating that:


          (i) they are a firm of independent public accountants with respect to The Manager, within the meaning of the 1933 Act and the 1933 Act Regulations;


          (ii) in their opinion, the audited balance sheets, including notes applicable thereto, covered by their reports in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;


          (iii) on the basis of reading the interim financial statements of the Manager from the date of the most recent audited financial statements of the Manager included in the Registration Statement to the date of the latest available interim financial statements, consultation with and inquiries of the officials and personnel of the Manager responsible for financial and accounting matters, reading the minutes of all meetings of the Board of Directors and the sole stockholder of the Manager from the date of the most recent audited financial statements of the Manager included in the Registration Statement to a specified date not more than five (5) days prior to the date of delivery of such letter and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited balance sheet, including notes applicable thereto, of the Manager included in the Registration Statement were not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited balance sheets of the Manager included in the Registration Statement or that such unaudited balance sheet, including the notes applicable thereto, failed to comply as to form in any material respect with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and (B) during the period from the date of the most recent audited financial statements of the Manager included in the Registration Statement to a specified date not more than five (5) days prior to the date of delivery of such letter, there was any change in the capital stock of the Manager or any material decrease in net current assets or total stockholders' equity of such corporation, as compared with the amounts shown in such audited balance sheet of such corporation included in the Registration Statement, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur; and


          (iv) they have compared specific dollar amounts pertaining to the Manager and its Affiliates contained in the Registration Statement and set forth under the captions "Management" and "Prior Activities," to the extent that such information may be derived from the general accounting records of the Manager and its Affiliates and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.


8.   Conditions of Closing.

     The purchase of, and payment for, the Interests on each of the Closing Dates, including the release of the proceeds held in the Escrow Account, shall be subject to the continuing accuracy of the representations and warranties of the Manager as of the date hereof and as of each of the Closing Dates, to the performance by the Manager, the Companies and you of their respective covenants and obligations hereunder, and to the following conditions:


     (a) The Registration Statement shall have been made effective under the 1933 Act and no stop order suspending such effectiveness shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.


     (b) At and as of the Initial Closing Date with respect to the Initial Company and at and as of the Subsequent Closing Date(s) with respect to the Subsequent Companies, you shall have received the opinion of Michael D. Ewing, Esq., counsel to the Manager and the Companies, dated as of the Initial Closing Date and Subsequent Closing Date(s), respectively, addressed to you, and in a form satisfactory to you and your legal counsel, to the effect that:


          (i) The Registration Statement has been made effective under the Act and no stop order suspending such effectiveness has been issued and no proceedings therefor are pending or threatened by the Commission.


          (ii) The Registration Statement and the Prospectus (except as to the financial statements, other financial information and any geological information and other technical data contained therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto, as of the Closing Date, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


          (iii) They have reviewed all Sales Material furnished to them and prepared by or on behalf of the Companies or the Manager for use in conjunction with the offer and sale of the Interests and all such Sales Material complies as to form and content with the requirements of the 1933 Act and the 1933 Act Regulations, applicable state securities or "blue sky" laws and rules and regulations thereunder, and any applicable rules and regulations of the NASD, and to the best of their knowledge, after due inquiry, none of such Sales Material, when read in conjunction with the Prospectus, contains any untrue statements of material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


          (iv) To such counsel's knowledge, after reasonable investigation, no action, suit or proceeding is pending, threatened or contemplated before or by any court or other governmental body to which any of the Manager or the Prior Programs are or may be a party, which is not referred to in the Prospectus and which, in their opinion, might result in any material adverse change in the condition, business, prospects, properties or assets of any of the Manager or the Prior Programs or the Companies.


          (v) They have examined all contracts and agreements to which the Companies or any of the Manager are parties referred to in the Registration Statement and Prospectus, and the statements made in the Registration Statement and Prospectus with respect thereto fairly present the information called for by the 1933 Act and the 1933 Act Regulations; and they do not know of any contracts or other documents to which the Companies or any of the Manager are parties and which, in their opinion, are required to be filed with the Registration Statement which were not filed, nor of any litigation or governmental proceedings which, in their opinion, are required to be described or referred to in the Registration Statement or Prospectus which were not so described or referred to.


          (vi) This Agreement and the Escrow Deposit Agreement have been duly authorized, executed and delivered by the Manager and are legal, valid and binding obligations of each of them, enforceable against each of them in accordance with their terms except as enforceability hereof and thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (2) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of such agreements and (3) except that the indemnification provisions of such agreements are or may be held to be violative of public policy (under either state or federal law) in the context of the offer, offer for sale or sale of the Interests. All actions on the part of the Manager and their respective Affiliates necessary for the performance of such agreements have been taken, and the terms of such agreements and the Registration Statement will not result in a breach or a violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to them by which the Manager or any of their respective Affiliates is a party or by which any of them are bound or any provision of law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their respective properties.


          (vii) The Manager has been duly and validly organized and (1) is validly existing and in good standing as a corporation under the laws of the state of Michigan, (2) is duly qualified to do business and in good standing as a foreign corporation in each other jurisdiction in which such qualification is necessary in order to enable it to act as a the Manager of the Companies, or the failure to so qualify in any such other jurisdiction will not affect in any material way its ability to act as the Manager of the Companies, (3) has all the requisite power and authority, and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own its properties and conduct its business as described in the Prospectus, and (4) has all such power, authority, authorizations, approvals and orders to become the Manager of the Company and to enter into this Agreement and to carry out the provisions and conditions hereof.


          (viii) The Company Operating Agreement (with respect to which the Closing is then occurring) has been duly authorized, executed and delivered by the Manager; is a legal, valid and binding agreement of the Manager; and (subject to bankruptcy and other laws affecting the rights and remedies of creditors) is enforceable according to its terms.


          (ix) To such counsel's knowledge, after reasonable investigation, no defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which either of the Manager is a party or by which it or he is bound.


          (x) No approval or consent of any governmental authority or agency is required for the issuance or sale of the Interests (other than registration under the 1933 Act or registration or qualification under state securities laws).


          (xi) The Company (with respect to which the Closing is then occurring) is or, when necessary will be, duly qualified to do business and in good standing, with full power and authority to conduct the business in which it proposes to engage, in all jurisdictions where such qualification is necessary as described in the Prospectus and the Company Operating Agreement.


          (xii) Upon its formation, the Company (with respect to which the Closing is then occurring) will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or the general rules and regulations thereunder.


          (xiii) Assuming the Company (with respect to which the Closing is then occurring) is operated as set forth in the Prospectus, the Company Operating Agreement and any other arrangement in which such Company participates, such Company will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. This opinion shall be based upon their understanding that
          (a) such Company shall be operated according to a Company Operating Agreement substantially identical to the Company Operating Agreement referred to in the Prospectus and (b) such Company's Articles of Association was properly recorded under Michigan Act.


          (xiv) The statements contained in the Prospectus under the caption "SUMMARY OF COMPANY OPERATING AGREEMENT", insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings.


          (xv) The statements contained in the Prospectus under the caption "TAX ASPECTS", as well as all other statements in the Prospectus with respect to federal, state and foreign tax matters, have been reviewed by them, and as to matters of law and legal conclusions, are correct and complete, and the Prospectus and exhibit thereto discuss and disclose all material federal income tax aspects of the offering and sale of the Interests.


          (xvi) The Company (with respect to which the Closing is then occurring) is a limited liability company duly organized pursuant to the Company Operating Agreement and subject to Michigan Act and existing under the laws of the State of Michigan with full power and authority to conduct the business in which it is engaged or proposes to engage, as described in the Prospectus.


          (xvii) Such other matters as you or your legal counsel may reasonably request.


     (c) At and as of the Initial Closing Date with respect to the Initial Company and at and as of the Subsequent Closing Date(s) with respect to the Subsequent Companies, you shall have received the opinion of Fraser, Trebilcock, Davis & Foster, special Michigan counsel to the Companies, dated as of the Initial Closing Date and the Subsequent Closing Date(s), respectively, addressed to you, and in a form satisfactory to you and your legal counsel, to the effect that:

          (i) The Company Operating Agreement provides that Interests sold to subscribers shall be evidenced by registration on the books and records of the Manager. Assuming the Managing the Manager has duly
          registered this information as required by Section                of
          the Company Operating Agreement, each subscriber will become a Interest Holder entitled to exercise all of the rights and privileges of a beneficial owner as set forth in the Company Operating Agreement.


          (ii) Pursuant to the provisions of the Michigan Act, a Interest Holder will not become legally obligated for liabilities of the Company.


          (iii) The Company (with respect to which the Closing is then occurring) is a business Company duly organized pursuant to the Company Operating Agreement and subject to Michigan Act and existing under the laws of the State of Michigan, with full power and authority to conduct the business in which it is engaged or proposes to engage, as described in the Prospectus.


          (iv) Such other matters as you or your counsel may reasonably request


     (d) On each of the respective Closing Dates, you shall receive from Michael D. Ewing, Esq., a final Blue Sky Memorandum dated as of that date and relating to the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of Section 7(i), advising that the appropriate "blue sky" action, if any, was taken in each of such jurisdictions. Such survey (which shall be understood not to constitute an opinion of law) may be based upon an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of certain securities commissions.


     (f) At the Effective Date and on each of the respective Closing Dates, your legal counsel shall be furnished with such documents or certificates from officers of the Manager in form and substance reasonably satisfactory to such legal counsel for the purposes of enabling them to pass upon the legality of the Interests, the Companies and the related proceedings and in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.


     (g) You shall receive from Flintoff & Klein letters dated as of each of the respective Closing Dates, addressed to you and satisfactory in substance, form and scope to you and your legal counsel to the effect that:


          (i) they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and that the information set forth under the heading "EXPERTS" in the Registration Statement is correct insofar as it relates to them,


          (ii) in their opinion, the financial statements and schedules, including notes applicable thereto, if any, of the Manager examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and of the applicable 1933 Act Regulations;


          (iii) on the basis of inquiries of management of the Manager responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter (which inquiries and procedures it is understood do not constitute an examination in accordance with generally accepted auditing standards), nothing has come to their attention which, in their judgment, would cause them to believe that, during the period from the date of the most recent audited financial statements of the Manager included in the Registration Statement to the date of the latest available interim financial statement and from that date to a specified date not more than five (5) business days prior to the date of such letter, there has been any change in or incurrence of long-term debt of the Manager, any decrease in consolidated net current assets or net assets as compared with amounts shown in the audited consolidated balance sheet included in the Registration Statement, or any change in the capital stock of the Manager, except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur and such other changes or decreases as set forth in such letter; and


          (iv) they have compared the information expressed in amounts, dollar amounts or percentages derived therefrom pertaining to the Manager and its Affiliates set forth in the Registration Statement as you or your legal counsel may reasonably request with the results obtained from a reading of the general accounting and corporate records (including worksheets) of the Manager and its Affiliates and excluding any information requiring an interpretation by legal counsel with the results obtained from the application of specific readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter and found them to be in agreement, it being expressly understood that such review shall encompass all financial information set forth under the captions "Management" and "Prior Activities" in the Registration Statement.


     (h) Prior to each of the respective Closing Dates, (1) there shall have been no material adverse change in the condition of the Manager or the Companies or their business activities from the latest date as of which such conditions are described in the Registration Statement; (2) there shall have been no material transaction, not in the ordinary course of business, entered into by the Manager or the Companies from the latest dates as of which their financial conditions are described in the Registration Statement, other than transactions referred to or contemplated therein or to which you have given your written consent; (3) neither the Manager nor the Companies shall be in default under any provisions of any instruments relating to any material outstanding indebtedness; (4) no material mount of the assets of any of the Manager shall have been pledged or mortgaged, except as set forth in the Registration Statement; and (5) no action, suit or proceeding, at law or in equity, shall have been pending or to their knowledge threatened against the Manager or the Companies or affecting any of their properties or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would adversely affect the offering of the Interests, business, operations, prospects or financial condition or income of the Manager or the Companies except as set forth in the Registration Statement.


     (i) At each of the respective Closing Dates, you shall have received separate certificates from each of the Manager and the respective Company, dated the respective Closing Date, to the effect that the conditions set forth in Section 8(h) above have been satisfied as to each of them and as to the accuracy, as of each of the respective Closing Dates, of their representations and warranties set forth in Section 3 hereof.


     (j) At each of the Closing Dates, you shall have received a certificate of the Manager and the respective Company, dated as of each of the respective Closing Dates, in a form satisfactory to you, indicating all Persons to whom the Interests have been sold and stating that, in connection with the offering of Interests, they did not prepare, utilize or distribute any Sales Material other than that attached to such certificate as Exhibit
     .


     (k) No order suspending the sale of the Interests prior to either of the Closing Dates in any jurisdiction designated by you pursuant to Section 3(c) hereof, in which such Interests have been qualified for sale, shall have been issued on the respective Closing Dates, and no proceedings for that purpose shall have been instituted or to your knowledge or to the knowledge of the Manager, the Companies or their Affiliates shall be contemplated.


     (1) On each of the respective Closing Dates you shall have received a certificate from the Manager in form and substance satisfactory to your counsel, stating that:


          (i) the Manager request release of all funds held in the Escrow Account in respect of each investor whom the Manager propose to include as a Interest Holder in the applicable Company;


          (ii)    the requirements of Section 2(b) hereof have been met; and


          (iii)   the Manager and the Companies have complied with the terms of
          Section 7 hereof.


     (m) All proceeds received by the Manager in respect of subscriptions for Interests in a Company shall be deposited in the Escrow Account.


     (n) Upon compliance with the other conditions set forth in this Section 8, you shall direct the Escrow Agent in writing to release all funds specified by the Manager in accordance with Section 2 hereof to the applicable Company.


     (o) All conditions contained in this section 8 shall have been met to the reasonable satisfaction of legal counsel.


     Any certificate signed by the Manager, as Manager of the Companies, and delivered to you or to your legal counsel shall be deemed a representation and warranty by each of the Companies to you as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or it each of the respective Closing Dates is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have been unfulfilled or extend the time for their fulfillment.


9.   Indemnification.

     (a) The Manager, jointly and severally, agree to indemnify and hold harmless you or each person, if any, who controls you within the meaning of the 1933 Act or the 1934 Act and any successor to such Persons, as follows:


          (i) Against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, attorneys' fees and expenses) arising out of and based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto), or in any application or other document (in this section 9 collectively called "Application") executed by the Manager or the Companies or based upon information furnished by the Manager or the Companies filed in any jurisdiction in order to qualify the Interests under the securities laws thereof unless such untrue statement or omission was made in reliance upon and in conformity with written information with respect to you furnished to the Manager by you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto) or any Application; (B) the omission or alleged omission from the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto) or any Application of any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with information with respect to terms and conditions of this Agreement furnished to the Manager by you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto) or any Application; (C) the failure of any of the Companies or the Manager to comply with any of the applicable provisions of the 1933 Act or the 1933 Act Regulations, including, without limitation, any actions, direct or indirect, by any of the Manager or any of their Affiliates which arise out of or are based upon integration, as defined in Securities Act Release No. 33-4552, November 6, 1962 ("Integration"), of this offering with any offer to sell, offer for sale or sale of securities by or on behalf of any of the Manager or any of their Affiliates, including the offering for sale or the sale of securities in other Companies, limited partnerships and/or joint ventures formed or to be formed, in whole or in part, for the purpose of acquiring, owning and managing interests in producing oil and gas properties ("Other Securities Offerings"); or (D) any unauthorized verbal or written representations in connection with the offering and ale of the Interests made by the Companies or the Manager or the employees, Affiliates or agents of such Persons (other than by you or your agents, employees or Affiliates).


          (ii) Against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, attorneys' fees and expenses) to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever, except a claim based on written information with respect to you furnished to the Manager by you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto) or any Application based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Manager.


          (iii) Against any and all expenses whatsoever (including, but not limited to, attorneys' fees and expenses) reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever except a claim based on written information with respect to you furnished to the Manager by you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto) or any Application based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 9(a)(i) and (ii) above.


     (b) If any action is brought against you or any Person who controls you within the meaning of the 1933 Act or the 1934 Act and any successor to such Person in respect of which indemnity may be sought under this Section 9 (each, an "Indemnitee"), the Indemnitee(s) shall notify the Manager in writing of the nature of the claim within a reasonable time after the assertion thereof. The appropriate Company and the Manager shall be entitled to participate at their own expense in the defense of any suit so brought, which defense shall be conducted by counsel chosen by it or them and satisfactory to the Indemnitee(s). In the event that the appropriate Company and/or the Manager elect to assume the defense of any such suit and retain such counsel, the Indemnitee(s) shall bear the fees and expenses of any additional counsel thereafter retained by such Indemnitee(s). If the Indemnitee(s) are advised by counsel that there may be one or more legal defenses available to it or them which are different from or additional to those available to the appropriate Company and/or the Manager, the appropriate Company and/or Manager shall not have the right to assume the defense of such action on behalf of the Indemnitee(s) and the appropriate Company and/or the Manager will reimburse the Indemnitee(s) for the reasonable fees and expenses of any counsel retained by it or them. The Companies and the Manager agree to notify each of you within a reasonable time of the assertion of any claim in connection with the sale of the Interests against it or any of them, any of their officers or directors or any Person who controls the Companies or the Manager within the meaning of the 1933 Act or the 1934 Act.


     (c) You agree to indemnify and hold harmless the Manager, each of the officers of the Manager who sign the Registration Statement, each of the Manager's directors, each Person, if any, who controls the Manager within the meaning of the 1933 Act or the 1934 Act and any successor to such persons to the same extent as the foregoing indemnity from the Manager and the Companies, but only with respect to written information with respect to you furnished by you to the Manager expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus, any Sales Material (or any amendment or supplement thereto) or any Application.


     (d) Notwithstanding anything to the contrary provided in this Section 9, an indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of substantially the same alleged acts or omissions giving rise to such claims, notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnitee. In each case such claims or actions are alleged or brought against more then one Indemnitee, then the indemnifying party shall only be obligated to reimburse the expenses and fees of the one law firm which has been selected by a majority of the Indemnitees against which such action is finally brought. In the event a majority of such Indemnitees are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnitee against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm, and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding anything contained herein to the contrary, an Indemnitee may not without the prior consent of the indemnifying party settle or compromise any action brought against such Indemnitee.


     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held by a court of competent jurisdiction to be unenforceable as to a Company, the Manager or you although applicable in accordance with its terms, the Manager and you shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceedings or any claims asserted which settlement has been consented to by the party whose contribution is being sought, as provided in Section 9(d)) to which the Manager and you may be subject in such proportion so that you shall be responsible for that portion represented by the percentage that the aggregate compensation received by you pursuant to Section 5 of this Agreement bears to the aggregate price of the Interests as to which you received such commissions, as set forth in the Prospectus, and the Manager shall be responsible for the balance; provided, however, that in no case shall you be responsible for any amount in excess of the compensation actually received by you pursuant to section 5 of this Agreement. The Manager shall not be entitled to contribution from you with regard to any liability arising from the failure of the Manager or a Company to comply with any of the applicable provisions of the 1933 Act or the 1933 Act Regulations resulting in the Integration of this offering with any offer to sell, offer for sale or sale of securities by or on behalf of the Manager or any Affiliates of the Manager, including Other Securities Offerings. No person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the 1933 Act) or guilty of misstating or misrepresenting a material fact or failing to state a material fact shall be entitled to contribution, as to any liability arising from such fraudulent misrepresentation or other misstatement, misrepresentation or omission, from any Person who was not guilty of such fraudulent or any other misrepresentation or omission. For purposes of this Section 9, each Person, if any, who controls another Person within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the controlled Person. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9(e), notify such party or parties from whom contributions may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 9(e).


     (f) The foregoing indemnity agreements of Sections 9(a), (b), (d) and (e) shall extend upon the same terms and conditions to and shall inure to the benefit of, each Soliciting Dealer and each Person, if any, who controls such Soliciting Dealer within the meaning of Section 15 of the 1933 Act.


10.  Representations and Agreements to Survive Sale and Payment.

     Except as the context otherwise requires, all representations, warranties and covenants contained in this Agreement shall be deemed to be representations, warranties and covenants at each of the respective Closing Dates; and such representations, warranties and covenants of you and the Manager (individually or on behalf of each of the Companies), including the indemnity agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by you or on your behalf, or any controlling Person, or by or on behalf of the Manager or the Companies or any controlling Person of The Manager and shall survive the sale of, and payment for, the Interests.


11.  Termination of this Agreement.

     (a) The offering of Interests hereunder will terminate on or before the close of business on December 31, 1999, unless extended or terminated at an earlier time pursuant to the Prospectus or upon the subscription for all Interests and the release of all subscription proceeds to the last Company to be formed.


     (b) You shall have the right to terminate this Agreement at any time prior to the Initial Closing Date or the Subsequent Closing Date(s), as the case may be, if:


          (i) any representations, warranties or covenants hereunder shall be found to be incorrect or misleading in any material respect when made;


          (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition of the Manager, the Prior Programs or the Companies, whether or not arising in the ordinary course of business;


          (iii) trading on the New York and American Stock Exchanges shall have been suspended or a banking moratorium shall have been declared by either federal or New York authorities;


          (iv) there shall have occurred any change or any development involving a prospective change in or affecting the gas business or the prospective business and operations of the Manager, the Prior Programs or the Companies or in the conditions of the securities markets generally which, in any party's judgment, would make it inadvisable to proceed with the offering;


          (v) there shall have been federal legislation, Internal Revenue Service ruling changes or proposed changes in Internal Revenue Service or court decisions which in the reasonable judgment of any party has a material adverse effect on the tax consequences to Interest Holders; or


          (vi) the non-terminating party shall have breached the terms of this Agreement in any material respect or shall have failed to fulfill a condition of this Agreement.


     (c) If you elect to terminate this Agreement as provided in this section 11, the Manager shall be notified promptly by you pursuant to Section 13 of this Agreement. If the Manager elect to terminate this Agreement as provided in this Section 11, you shall be notified promptly by the Manager pursuant to Section 13 of this Agreement.


     (d)  If you or the Manager shall terminate this Agreement pursuant to this
     Section 11, no terminating party shall have any liability to any other party, other than for obligations, if any, pursuant to Sections 6 and 9 of this Agreement.


     (e) If the Manager shall terminate this Agreement, no Interests may be offered or sold by the Manager or the Companies to any prospective purchaser of the Interests who has been previously contacted by you in connection with the offering and sale thereof.


     Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 10 shall not be in any way affected by such election or termination pursuant to this Section 11 or failure to carry out the terms of this Agreement or any part hereof


12.  Relationship of Parties.

     Nothing contained in this Agreement shall constitute the Companies, the Manager, you or any other Soliciting Dealer, or any of them, an association, partnership, unincorporated business or other separate entity, nor shall you or any other Soliciting Dealer be deemed to be a beneficial owner of the Companies. Neither you nor any other Soliciting Dealer shall be deemed for any reason to have any future duty or obligation to the Manager or any Interest Holder as a consequence of your right to receive selling commissions, bonuses, due diligence reimbursement or Deferred Compensation. Neither you nor any other Soliciting Dealer has assumed, or will assume any responsibility with respect to the Companies or will be permitted by the Manager to assume any duties, responsibilities or obligations regarding the management operations or any of the business affairs of the Company(s) after the Closing Date(s).


13.  Notices.

     All notices provided for by this Agreement shall be made in writing either
(i) by actual delivery of the notice into the hands of the parties thereto entitled or (ii) by the mailing of the notice in the Interested States mails to the address, as stated below (or at such other address as may have been designated by written notice), of the party entitled thereto, by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto and in case (ii) on the date of deposit in the Interested States mails.

     All communications shall be mailed or delivered at the following addresses:


     If to the Companies and the Manager:

                              Wolverine Energy, L.L.C.
                              4660 South Hagadorn Road
                                     Suite 230
                            East Lansing, Michigan 48823
                            Attn: George H. Arbaugh, Jr.


     If to you:





                                        Attn:



14.  Governing Law.

     This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Michigan.


15.  Severability.

     If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.


16.  Multiple Counterparts.

     This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which shall constitute, collectively, one and the same Agreement.


17.  Modification or Amendment.

     This Agreement may not be modified or amended except by written agreement executed by the parties hereto.


18.  Number and Gender of Words.

     Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.


19.  Other Instruments.

     The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.


20.  Captions.

     The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.


21.  Parties.

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the controlling Persons thereof and their respective successors, legal representatives, heirs and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.


22.  Entire Agreement.

     This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.


     If the foregoing correctly sets forth the understanding between you and the Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


Very truly yours,


WOLVERINE ENERGY, L.L.C.





By
   ---------------------------------------

Its
    --------------------------------------



Accepted as of the date
first above written.

[Soliciting Dealer]



By
  ----------------------------------------

Its
   ---------------------------------------